INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Registration Statement of Double Eagle Petroleum And Mining Co. on Form SB-2 of our report dated October 19, 1995 relating to the financial statements of Double Eagle Petroleum And Mining Co. appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


                                 /s/ Hocker, Lovelett, Hargens & Yennie, P.C.
                                 ----------------------------------------------


Casper, Wyoming
October 10, 1996